UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS.

On November 28, 2012, Anacor Pharmaceuticals, Inc. (Anacor) filed for arbitration with JAMS with respect to its Research and Development Option and License Agreement with Medicis Pharmaceutical Corporation (Medicis) dated February 9, 2011 (the Agreement), pursuant to the arbitration provisions therein.  The purpose of the Agreement was to discover and develop boron-based small molecule compounds directed against a target for the potential treatment of acne. The arbitration demand filed by Anacor alleges breach of contract by Medicis and seeks damages related to payment for the achievement of certain preclinical milestones under the Agreement.

On December 11, 2012, apparently in reaction to Anacor having filed an arbitration demand, Medicis filed a complaint for breach of the Agreement and a motion for preliminary injunction in the Delaware Court of Chancery seeking to enjoin Anacor from prosecuting its claims through arbitration and to require Anacor to continue to use diligent efforts to conduct research and development under the Agreement.

Anacor intends to vigorously enforce its rights under the Agreement and believes it has meritorious defenses against Medicis’ filed complaint and motion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2012	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer